As filed with the Securities and Exchange Commission on September 3, 2010

Registration Statement No. _________

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

FRANKLIN FINANCIAL SERVICES CORPORATION
(Exact Name of Registrant as specified in its Charter)

Pennsylvania	25-1440803
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

20 South Main Street
Chambersburg, Pennsylvania  17201
(717) 264-6116
(Address, Including Zip Code, and Telephone Number, Including
Area Code, of Registrant's Principal Executive Offices)

WILLIAM E. SNELL, JR.
President and Chief Executive Officer
Franklin Financial Services Corporation
20 South Main Street
Chambersburg, Pennsylvania  17201
(717) 264-6116
(Name, Address, Including Zip Code, and Telephone
Number, Including Area Code, of Agent for Service)

Copies to:
Dean H. Dusinberre, Esquire
Kenneth J. Rollins, Esquire
Rhoads & Sinon LLP
One South Market Square, 12th Floor
Harrisburg, Pennsylvania  17108-1146
(717) 233-5731

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☒

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1993, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of each		Proposed	Proposed
class of	Amount	maximum	maximum	Amount of
securities to be	to be	offering price	aggregate	registration
registered	registered (1)	per share	offering price (2)	fee

Common Stock, $1.00 par value	1,000,000	$17.23	$17,230,000	$1,228.50

(1)
In accordance with Rule 416, this registration statement also registers such additional number of shares of the Registrant's common stock as may be issuable as a result of a stock dividend, stock split, split-up, recapitalization or other similar event.

(2)
Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) on the basis of the average of the bid and asked prices per share of the common stock of Franklin Financial Services Corporation, as of August 30, 2010 of $17.23 per share.

PROSPECTUS

20 South Main Street
Chambersburg, PA 17201
(717) 264-6116

DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN
1,000,000 Shares of Common Stock, $1.00 par value

We are offering to our shareholders the opportunity to purchase shares of Franklin Financial Services Corporation (“Franklin Financial”) common stock through our Dividend Reinvestment and Stock Purchase Plan.  Under the Plan, you have the opportunity to use your cash dividends on some or all of your shares of Franklin Financial common stock, as well as optional cash payments, to purchase additional shares of Franklin Financial common stock.

We have reserved 1,000,000 shares for issuance under the Plan.  Pursuant to the Plan, we may sell you shares directly or shares purchased from others by the Plan Agent for Plan accounts, or we may use a combination of these methods.

Until we notify you otherwise, as discussed in the response to Question 11 on page 4 of this prospectus, if we sell you shares directly, whether such shares are purchased with reinvested cash dividends or voluntary cash payments, the purchase price for the shares will be their fair market value on the investment date, as determined pursuant to the Plan.  We will receive all of the proceeds of these direct sales.

If we sell you shares purchased in the open market by the Plan Agent, whether such shares are purchased with reinvested cash dividends or voluntary cash payments, the purchase price for the shares will be the weighted average purchase price paid by the Plan Agent to acquire such shares.  We will not receive any of the proceeds of these sales.

To participate in the Plan, you must complete, sign and mail an authorization form to: Franklin Financial Services Corporation, Shareholder Relations, P.O. Box 6010, Chambersburg, PA 17201. Shareholders who do not wish to participate in the Plan will continue to receive their cash dividends, as declared.

Franklin Financial common stock is quoted on the Over-the-Counter Bulletin Board under the symbol “FRAF”.  On August 30, 2010, the average of the bid and asked prices of Franklin Financial common stock was $17.23.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The shares of Franklin Financial Services Corporation common stock offered hereunder are not savings accounts, deposits or other bank obligations, and neither the FDIC nor any other governmental agency insures these securities.  Investing in our common stock involves risks.  SEE “RISK FACTORS” ON PAGE 1 HEREOF.

The date of this Prospectus is September 3, 2010.

No person may give any information or make any representations other than those contained or incorporated by reference in this Prospectus in connection with the offer made hereunder. Prospective investors may only rely on the information contained in this Prospectus. This Prospectus is neither an offer to sell nor a solicitation of an offer to buy securities by anyone in any jurisdiction where the offer or sale is not permitted. The information contained in this Prospectus is correct only as of the date of this Prospectus, regardless of the time of the delivery of this Prospectus or any sale of these securities.

(i)

ABOUT THIS PROSPECTUS

This document is called a prospectus and is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) relating to the shares of our common stock offered in connection with our Dividend Reinvestment and Stock Purchase Plan.  This prospectus does not include all of the information in the registration statement.  The registration statement containing this prospectus, including exhibits thereto, provides additional information about us, the Plan and the securities offered.  The registration statement can be read at the SEC website or at the SEC offices mentioned under the heading “Where You Can Find Additional Information.”

When acquiring any securities discussed in this prospectus, you should rely only on the information provided in this prospectus, including the information incorporated by reference.  We have not authorized anyone to provide you with different information.  We are not offering the securities in any state or jurisdiction where the offer is prohibited.  You should not assume that the information in this prospectus or any document incorporated by reference is accurate or complete at any date other than the date mentioned on the cover page of these documents.

Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus to “we,” “us,” “our,” or similar references means Franklin Financial Services Corporation, and its subsidiaries, and all references in this prospectus to “stock,” “common stock,” “our stock” or “your stock” refer to our common stock, $1.00 par value per share.

RISK FACTORS

Our business is subject to significant risks.  You should carefully consider the risks and uncertainties described in this prospectus and the documents incorporated by reference herein, including the risks and uncertainties described in our consolidated financial statements and the notes to those financial statements and the risks and uncertainties described under the caption “Risk Factors” included in Part I, Item 1A of our Form 10-K filings, and updates in Part II, Item 1A of our Form 10-Q filings, which are incorporated by reference in this prospectus.  If any of the risks and uncertainties described in this prospectus or the documents incorporated by reference herein actually occur, our business, financial condition and results of operations could be adversely affected in a material way.  This could cause the trading price of our common stock to decline, perhaps significantly, and you may lose part or all of your investment.

INFORMATION ABOUT FRANKLIN FINANCIAL SERVICES CORPORATION

Franklin Financial Services Corporation (“Franklin Financial”) is a Pennsylvania business corporation and registered financial holding company with headquarters in Chambersburg, Pennsylvania. Franklin Financial’s principal operating subsidiary is Farmers and Merchants Trust Company of Chambersburg, or F&M Trust, a Pennsylvania bank and trust company. F&M Trust operates twenty-five community banking offices in Franklin, Cumberland, Fulton and Huntingdon Counties, Pennsylvania, and offers general commercial and retail banking and trust products and services normally associated with community banks. F&M Trust offers a wide variety of banking products and services to businesses, individuals, and governmental entities, including accepting and maintaining checking, savings, and time deposit accounts, providing investment and trust products and services, making loans and providing safe deposit facilities.

The principal executive office of Franklin Financial is located at 20 South Main Street, Chambersburg, Pennsylvania 17201, and its telephone number is (717) 264-6116.

DESCRIPTION OF THE PLAN

Franklin Financial adopted its original Dividend Reinvestment and Stock Purchase Plan in 1987 to offer its shareholders an opportunity to purchase additional shares of Franklin Financial common stock through the reinvestment of cash dividends and voluntary cash purchases.  The following is a description, in question and answer format, of the Franklin Financial Dividend Reinvestment and Stock Purchase Plan, as amended on August 26, 2010 (the “Plan”).  Effective September 30, 2010, Franklin Financial has amended the Plan to: (i) authorize for issuance thereunder an additional one million (1,000,000) shares of common stock on the terms and conditions thereof; (ii) modify the minimum and maximum amounts that may be invested pursuant to the voluntary cash payment option under the Plan; (iii) provide for the weekly, rather than monthly, investment of voluntary cash payments; (iv) permit participants to make voluntary cash payments via ACH transfer; and (v) modify the formula for determining the purchase price with respect to shares purchased under the Plan directly from Franklin Financial, rather than on the open market. If you are currently enrolled in the Plan, you will begin to participate automatically in the amended Plan when it becomes effective September 30, 2010.

PURPOSE

1.           What is the purpose of the Plan?

The purpose of the Plan is to provide holders of shares of the $1.00 par value common stock of Franklin Financial (the “Common Stock”) with an attractive, convenient and cost-effective method of investing cash dividends and voluntary cash payments in Common Stock for long-term growth.

ADVANTAGES

2.           What are the advantages of the Plan?

An eligible shareholder who wishes to participate in the Plan may avail himself of a number of attractive features under the Plan. Among these features are the following:

▪	A participant may have cash dividends on all or any portion of the shares of Common Stock registered in his name automatically reinvested.

▪
Whether or not he has elected to have cash dividends on shares of Common Stock automatically reinvested, a participant may invest in additional shares of Common Stock by making voluntary cash payments.

▪	No commission or service charge is paid by a participant in connection with purchases of Common Stock under the Plan.

▪	Full investment of funds is possible under the Plan because fractional shares (calculated to four decimal places) will be credited to a participant's dividend reinvestment account under the Plan.

▪	Dividends paid in respect of fractional shares, as well as whole shares, will be reinvested in additional shares of Common Stock under the Plan.

▪
A participant can avoid the need for safekeeping of certificates for shares credited to the participant's account under the Plan and may, in addition, take advantage of the Plan’s optional custodial feature by delivering to the Plan Agent for safekeeping Common Stock certificates registered in the participant's name.

INVESTMENT OPTIONS

3.           What investment options are available under the Plan?

The Plan enables you to purchase additional shares of Franklin Financial common stock by choosing one or more of the following options:

Full Dividend Reinvestment:  A participant may direct the reinvestment of all dividends paid on all shares of Common Stock now or hereafter registered in his name and credited to his account under the Plan.

Partial Dividend Reinvestment:  A participant may direct the reinvestment of cash dividends paid on a specified number of whole shares registered in his name.  Cash dividends paid on shares credited to his account under the Plan, including shares acquired pursuant to reinvested dividends, will also be reinvested, unless the participant notifies the Plan Agent of a change in the number of shares subject to reinvestment in accordance with the procedures outlined in response to Question No. 8 below.

Voluntary Cash Payments:  A participant may elect to make voluntary cash payments, in which case such voluntary cash payments will be applied toward the purchase of additional shares of Common Stock.  In the event that the participant has elected to have dividends reinvested on any of his or her shares pursuant to either the full or partial dividend reinvestment option above, dividends paid on all shares acquired with voluntary cash payments will be reinvested, unless the participant notifies the Plan Agent of a change in the number of shares subject to reinvestment in accordance with the procedures outlined in response to Question No. 8 below.  In the event that the participant has elected not to participate in full or partial dividend reinvestment, dividends paid on shares acquired with voluntary cash payments will not be applied to the purchase of additional shares of Common Stock and will instead be remitted to the shareholder.

ADMINISTRATION

4.           Who administers the Plan?

The Plan will be administered by a plan agent (the "Plan Agent") appointed by Franklin Financial. Franklin Financial may appoint a new Plan Agent at any time. Franklin Financial will collect authorization forms and voluntary cash payments from participants for forwarding to the Plan Agent.  The Plan Agent will receive dividends and voluntary cash payments, purchase shares of Common Stock on behalf of participants, prepare and forward statements of account to participants, and perform other duties as set forth in the Plan. Shares of Common Stock purchased under the Plan will be held in the name of the Plan Agent or its nominee.

All authorization forms and voluntary cash payments relating to the Plan should include the participant’s account number and should be directed to Franklin Financial, as follows:

Franklin Financial Services Corporation
Shareholder Relations
P.O. Box 6010
Chambersburg, PA 17201
(717) 264-6116

All other correspondence or inquiries relating to the Plan should include the participant's account number and should be directed to the Plan Agent, as follows:

Fulton Financial Advisors, N.A.
Dividend Reinvestment Department
P.O. Box 4887
Lancaster, PA 17604-4887
(717) 291-2546

PARTICIPATION

5.           Who is eligible to participate in the Plan?

All record holders of shares of Franklin Financial Common Stock are eligible to participate in the Plan. If you are a beneficial owner who has Franklin Financial Common Stock registered in a name other than your own (for instance, in the name of a bank, broker or other nominee), and you wish to participate in the Plan, you must either make appropriate arrangements for your bank, broker or nominee to participate in the Plan on your behalf, or you must first transfer all or a portion of your shares to your own name in order to become a record holder of Franklin Financial Common Stock. However, an otherwise eligible shareholder who resides in a jurisdiction in which it is unlawful for Franklin Financial to permit participation in the Plan, or in which compliance with the applicable laws in such jurisdiction are deemed by Franklin Financial to be unduly burdensome, will not be eligible to participate in the Plan.

6.           How can an eligible shareholder join the Plan?

An eligible shareholder may join the Plan at any time by completing and signing the authorization form which accompanies this Prospectus and returning it to: Franklin Financial Services Corporation, Shareholder Relations, P.O. Box 6010, Chambersburg, PA 17201. A postage-paid envelope is provided for that purpose. Additional authorization forms may be obtained from Franklin Financial or the Plan Agent.

7.           Must a shareholder authorize dividend reinvestment on a minimum number of shares?

No.  A shareholder may authorize the Plan Agent to reinvest the quarterly dividends payable on all or a specified whole number of such shareholder's shares of Common Stock held of record by such shareholder. Alternatively, a shareholder may authorize reinvestment of the quarterly dividends on none of his shares, if he wishes to participate in the Plan solely for the purpose of making voluntary cash payments.

8.           May a participant change the number of shares subject to the Plan?

Yes.  A participant who wishes to change the number of shares of Common Stock subject to reinvestment under the Plan may do so at any time by notifying the Plan Agent in writing to that effect. However, any such notification received later than five (5) days prior to a dividend record date will not be effective until after reinvestment of the dividend paid in respect of that record date.  Should you have any questions regarding how to change the number of shares subject to dividend reinvestment under the Plan, please contact the Plan Agent at the number listed in response to Question 4 above.

PURCHASES

9.           What is the source for shares of Common Stock purchased under the Plan?

Plan shares will be purchased, at the discretion of Franklin Financial, either directly from Franklin Financial or from third parties in open market transactions or otherwise. Shares purchased from Franklin Financial will be treasury or authorized but unissued shares.

10.           When will shares of Common Stock be purchased under the Plan?

Purchases from Franklin Financial of treasury or authorized but unissued shares will be made on the relevant investment date (the “Investment Date”), which is the dividend payment date in any week in which a dividend is paid and each Wednesday in any other week.  Dividends have historically been paid by Franklin Financial on or about February 28, May 30, August 30 and November 30 of each year.  Purchases of shares on the open market will be made and completed as soon as reasonably practicable after the relevant Investment Date, but not more than thirty (30) days after such date, except where completion at a later date is necessary or advisable under applicable federal securities laws.  Interest will not be paid on dividends or voluntary cash payments held by the Plan Agent pending investment.

11.           At what price will shares of Common Stock be purchased under the Plan?

In the case of purchases from Franklin Financial of treasury or authorized but unissued shares, the purchase price will be the Market Price per Share, as defined in Section 1(d) of the Plan.  So long as Franklin Financial Common Stock is not listed on an established national securities exchange or The NASDAQ Stock Market, Inc., but is then quoted by a customary reporting service or market (including the Over-The-Counter Bulletin Board), Market Price per Share as defined in the Plan is the arithmetic mean between the highest “bid” and lowest “ask” prices as represented on OTCQuote.com as of the opening of the markets on the Thursday prior to the relevant Investment Date (the “Pricing Date”), except that if there is no such bid or asked quotation available on the Pricing Date, the Market Price per Share shall be the arithmetic mean between the highest “bid” and lowest “ask” prices as represented on OTCQuote.com as of 3:59:59 p.m., Eastern Time, on the first trading day immediately preceding the Pricing Date on which bid and asked quotations are available.  In the event that Franklin Financial Common Stock becomes listed on an established national securities exchange or The NASDAQ Stock Market, Inc., the Market Price per Share will be the closing price of Franklin Financial Common Stock on such exchange on the relevant Investment Date or, if no trade occurred on that day, on the next preceding day on which a trade occurred.

If the Plan Agent purchases shares of Franklin Financial Common Stock from others in the open market, and such shares are purchased for your account using reinvested cash dividends or voluntary cash payments, the price of the shares will be the weighted average of the purchase prices of all shares purchased for the Plan in the open market paid by the Plan Agent for the relevant Investment Date.

12.           How many shares of Common Stock will be purchased for a participant?

The number of shares purchased for a participant will depend upon the applicable purchase price (see Question No. 11 above) and the amount of the dividend and the amount of any voluntary cash payment to be invested on the relevant Investment Date. Each participant's account will be credited with that number of shares, including any fractional interest computed to four decimal places, equal to the total amount to be invested divided by the applicable purchase price.

13.	Will dividends paid on shares purchased for a participant's account and held by the Plan Agent be used to purchase additional shares of Common Stock under the Plan?

All dividends paid on shares purchased with reinvested dividends and held by the Plan Agent (including dividends paid on fractional shares) will be automatically reinvested in additional shares of Common Stock.  All dividends paid on shares purchased with voluntary cash payments and held by the Plan Agent will also be reinvested in additional shares of Common Stock, unless the participant has elected not to participate in either the full or partial reinvestment option under the Plan (i.e., is not then reinvesting dividends on any shares).  In the latter case, dividends paid on such shares will continue to be remitted to the shareholder.

14.           Are there any expenses to participants in connection with purchases under the Plan?

No.  Participants will incur no brokerage commissions or other charges for purchases made under the Plan. All costs of administering the Plan will be paid by Franklin Financial.

VOLUNTARY CASH PAYMENTS

15.           Who is eligible to make voluntary cash payments?

Any participant may elect to make voluntary cash payments under the Plan.

16.           What are the limitations on voluntary cash payments?

Voluntary cash payments may be made in any amount not less than $25.00; provided that voluntary cash payments shall not exceed $250,000.00 in any calendar month.

17.           How are voluntary cash payments made?

A voluntary cash payment may be made by: (i) enclosing a check or money order with the authorization form at the time of your initial enrollment in the Plan; (ii) forwarding a check or money order to Franklin Financial with a payment form which will be sent to each participant by the Plan Agent with each statement of account after your initial enrollment in the Plan; or (iii) if you have a checking or savings account with a qualified financial institution, by using funds automatically withdrawn from your account via the Automated Clearing House system.  Checks and money orders should be made payable to “Franklin Financial Services Corporation” and should include the participant’s account number under the Plan.  Franklin Financial will forward such payments to the Plan Agent for investment on the relevant Investment Date.

A voluntary cash payment must be received by Franklin Financial no later than noon, Eastern Time, on the relevant Investment Date in order to be invested on that Investment Date; provided that any funds used to make a voluntary cash payment must have cleared prior to such time in order to be applied to the purchase of shares on that Investment Date. Whether or not funds have cleared shall be determined by Franklin Financial in its sole discretion. A voluntary cash payment which is not received by Franklin Financial prior to noon on the Investment Date, or which has not cleared prior to such time, will not be invested by the Plan Agent on that Investment Date and will be held by the Plan Agent for investment on the next following Investment Date.

Interest will not be paid on voluntary cash payments prior to investment.

If you wish to have monies automatically withdrawn from your checking or savings account to purchase stock, you must fill out the necessary information on the authorization form and enclose a blank deposit slip for a savings account or voided check for a checking account.  Franklin Financial will make withdrawals from your account on the Thursday or, if such day is not a business day, the immediately preceding business day, preceding an Investment Date until you indicate that you wish for withdrawals to cease.  You can select to have withdrawals made on a weekly, bi-weekly or monthly basis.  Your election to discontinue withdrawals must be received at least fifteen (15) business days before the Investment Date on which you no longer desire to make an investment.

REPORTS TO PARTICIPANTS

18.           What reports will be sent to Plan participants?

After each purchase, the shares acquired for your account by the Plan Agent will be credited as soon as practicable to your account and you will be furnished monthly with a statement of account. Each statement of account will include the amount of the dividend (if any) and the voluntary cash payment (if any) applied toward such investment, the total amount invested, the number of shares purchased, the purchase price per share of the shares purchased, the total number of shares held for the participant's account subject to dividend reinvestment under the Plan, and the total number of shares held for the participant's account not subject to dividend reinvestment under the Plan. These statements of account will provide a record of the cost of shares acquired under the Plan and should be retained for tax purposes.

Each participant will also receive copies of Franklin Financial's annual and quarterly reports to shareholders, proxy statements and information for income tax reporting purposes.

SHARE CERTIFICATES AND OPTIONAL CUSTODIAL FEATURE

19.           Will certificates be issued for shares of Common Stock purchased under the Plan?

Unless requested by a participant, certificates for shares of Common Stock purchased under the Plan will not be issued, but will instead be held by the Plan Agent or its nominee. The number of shares held by the Plan Agent for a participant's account will be shown on his statement of account. This safekeeping feature protects against loss, theft or destruction of stock certificates. A participant may at any time request the issuance of a certificate representing all or a portion of the whole shares of Common Stock held for his account by the Plan Agent, as described in response to Question No. 21 below.

20.           How does the optional custodial feature work?

As an additional service, a participant may at any time deposit free of charge with the Plan Agent for safekeeping certificates for shares of Franklin Financial Common Stock registered in his name. Such shares will upon receipt be registered in the name of the Plan Agent or its nominee and credited to the participant's account.

In the event that the participant has elected to have dividends reinvested on any of his shares pursuant to either the full or partial dividend reinvestment option described in response to Question 2 above, dividends paid on all shares deposited with the Plan Agent for safekeeping will be reinvested, unless the participant notifies the Plan Agent of a change in the number of shares subject to reinvestment in accordance with the procedures outlined in response to Question No. 8. In the event that the participant has elected not to participate in full or partial dividend reinvestment, dividends paid on shares deposited with the Plan Agent for safekeeping will not be applied to the purchase of additional shares of Common Stock and will instead be remitted to the shareholder.

A participant who wishes to take advantage of the Plan's custodial feature should contact the Plan Agent for further instructions.

21.	How may a participant receive certificates for shares credited to his or her account and held by the Plan Agent?

A participant may at any time request the issuance of a stock certificate for all or any portion of the whole shares of Common Stock credited to his account by notifying the Plan Agent in writing and specifying in the notice the number of shares to be issued. Any request for the issuance of a stock certificate representing shares subject to dividend reinvestment received during the period beginning five (5) business days prior to a record date for the payment of a cash dividend and ending on the corresponding dividend payment date will not be effective until after the reinvestment of that dividend. Franklin Financial may in its discretion and upon prior written notice to each participant, require the payment of a service charge in connection with a participant's request for the issuance of a stock certificate. In no event will a certificate be issued evidencing a fraction of a whole share of Franklin Financial Common Stock (See Question No. 25 relating to the payment of cash in lieu of the issuance of a fractional share).

22.           In whose name will certificates be registered when issued to a participant?

Unless a participant directs otherwise, certificates will be issued in the name in which the participant's account is registered. If a participant requests that a certificate be issued in a name other than that corresponding to his account registration, the request must be signed by the participant. If the account is registered in multiple names, all signatures must appear on the request. In either case, the signature(s) must be guaranteed by an acceptable financial institution, including F&M Trust. Upon a participant's death, Franklin Financial will follow the instructions of the decedent's personal representative upon submission of appropriate proof of authority.

23.	Will dividends paid on shares for which certificates have been issued continue to be reinvested?

When certificates are issued to a participant, future dividends on such shares will continue to be treated in accordance with such participant’s instructions as indicated in his or her most recent authorization form.  For example, if a participant has elected full dividend reinvestment, cash dividends paid in respect of shares represented by certificates issued to the participant by the Plan Agent will continue to be reinvested.  However, if a participant has elected partial dividend reinvestment, the Plan Agent will continue to reinvest dividends on the number of shares specified by the participant in his authorization form and on those shares (if any) which continue to be held by the Plan Agent for the participant's account subject to dividend reinvestment under the Plan.

24.	May a participant elect to have shares for which certificates are to be issued sold by the Plan Agent?

A participant may request in writing that the Plan Agent sell the shares of Common Stock to be certificated and issued to the participant through a broker or brokers designated by Franklin Financial. The Plan Agent will within seven (7) business days following receipt of such a request place a sale order for the number of shares specified in the request to such broker or brokers and will deliver to the participant a check for the proceeds of sale, less any brokerage commissions, applicable withholding taxes and transfer taxes, and costs, including any transaction fee payable to the Plan Agent. The Plan Agent currently charges a fee of $35.00 per transaction, plus an additional fee of $0.10 per share, plus postage and handling charges, for selling shares on behalf of a participant. A request by a participant to sell shares being certificated must be in writing and must be signed by all persons in whose name the account is registered, with signatures guaranteed.

A participant interested in selling shares held by the Plan Agent may instead request that shares of Common Stock be certificated and issued to the participant and then proceed to sell such shares on the open market through a broker or dealer chosen by the participant.  A listing of brokerage firms making a market in Franklin Financial Common Stock may be obtained from Franklin Financial or the Plan Agent.

TERMINATION OF PARTICIPATION

25.           How and when may a participant terminate participation in the Plan?

A participant may terminate his participation in the Plan at any time by sending written notice of termination to the Plan Agent. Unless a participant requests that the shares held for his account under the Plan be sold (see Question No. 24 above), the Plan Agent will as soon as practicable following termination forward to the participant a certificate for the number of whole shares held for his account under the Plan, together with a check in the amount of the value of any fractional share based upon the Market Price per Share on the effective date of termination as determined by the Plan Agent. A notice of termination received by the Plan Agent later than five (5) business days prior to a record date for the payment of a cash dividend will not be effective until after the reinvestment of that dividend.

26.	If a participant terminates his participation in the Plan, will he be able to participate again at a later date?

A shareholder who has withdrawn from the Plan may re-enroll in the Plan at any time if he meets the eligibility requirements described in the response to Question No. 5 above and delivers a new authorization form to the Plan Agent.

27.           Can a participant's right to participate in the Plan be terminated?

Yes.  Franklin Financial reserves the right at any time upon written notice to a participant to suspend or terminate his participation in the Plan if it determines in its sole discretion that such suspension or termination is appropriate because shares of Franklin Financial Common Stock may not lawfully be offered or sold in the state in which the participant resides, that the participant is using the Plan for purposes inconsistent with the intended purpose of the Plan, or for any other reason.

If a participant's right to participate in the Plan is terminated, the participant will be treated as though a notice of termination, as described in Question No. 26 above, had been received.

FEDERAL TAX INFORMATION

28.           What are the federal income tax consequences of participation in the Plan?

Generally, the U.S. federal income tax consequences of participating in the Plan are as follows:

Reinvested Dividends.  In the case of reinvested dividends, when shares are acquired for a participant's account directly from Franklin Financial, the participant must include in gross income a dividend equal to the number of shares purchased with reinvested dividends multiplied by the fair market value of the Common Stock on the relevant dividend payment date. The participant's basis in such shares will also be equal to the fair market value of the shares on the relevant dividend payment date.

Alternatively, when shares are purchased for a participant's account on the open market with reinvested dividends, a participant must include in gross income a dividend equal to the purchase price of the shares purchased for his account, plus his pro rata share of any brokerage commissions paid by Franklin Financial which are attributable to the purchase of the participant's shares. The participant's basis in such shares will be equal to the purchase price of the shares, plus his allocable share of any brokerage commissions.

Voluntary Cash Payments. In the case of shares purchased directly from Franklin Financial with voluntary cash payments, a participant will be treated as having received a dividend equal to the excess, if any, of the fair market value of the purchased shares on the Investment Date over the amount of the voluntary cash payment. A participant's basis in such shares will be the amount of such excess, if any, plus the amount of the voluntary cash payment.

In the case of shares purchased on the open market with voluntary cash payments, a participant will be treated as having received a dividend to the extent of his pro rata share of any brokerage commissions paid by Franklin Financial. A participant's basis in such shares will be equal to the purchase price of the shares, plus his allocable share of any brokerage commissions.

Additional Information. The foregoing discussion assumes that Franklin Financial will, from time to time, have earnings and profits for federal tax purposes in excess of its distributions to shareholders, which is expected to be the case. A prospective participant should also note that the Internal Revenue Service could take the position that the fair market value of a share of Franklin Financial Common Stock on any relevant Investment Date may not necessarily be equal to the Market Price per Share (as defined in Section 1(d) of the Plan) of such share. The holding period for shares of Franklin Financial Common Stock acquired pursuant to the Plan will begin the day after the date the shares are credited to a participant's account. In the case of any participant as to whom federal income tax withholding on dividends is required and in the case of a foreign shareholder whose taxable income under the Plan is subject to federal income tax withholding, Franklin Financial will reinvest dividends net of the amount of tax withheld.

A participant will not realize taxable income upon the issuance of a certificate for a whole number of shares held for his account under the Plan. However, a participant who receives a cash payment in lieu of the issuance of a fractional share will realize gain or loss with respect to such fractional share. Gain or loss will also be realized upon the sale or exchange of shares of Common Stock acquired under the Plan. The amount of such gain or loss will be the difference between the amount received upon disposition and the tax basis of such shares or fractional share. Any such gain or loss will be a capital gain or loss if the shares sold were held as a capital asset. Such capital gain or loss will be long-term if the shares sold were held by the participant for more than one year and otherwise will be short-term.

The foregoing is only a brief summary of certain federal income tax consequences of participating in the Plan and does not constitute tax advice. The summary appearing above does not discuss all of the tax consequences of participating in the Plan and may not address the tax consequences to any given participant in view of his individual circumstances. Participants should consult their own tax advisors as to the federal, state and local tax consequences of Plan transactions. Certain tax information will be provided to participants by the Plan Agent (See Question No. 19 above).

OTHER INFORMATION

29.	What happens if Franklin Financial declares a stock dividend or effects a stock split with respect to Common Stock?

Any shares issued as a result of a stock dividend or stock split on shares held by the Plan Agent for the account of a participant under the Plan will be credited to the participant's account under the Plan.  Dividends paid on shares resulting from a stock dividend or stock split on shares held by the Plan Agent and subject to dividend reinvestment will also be subject to reinvestment under the Plan.

30.	What happens if a participant sells or transfers all of the shares of Common Stock registered in his name?

If a participant disposes of all the shares registered in his name, but the Plan Agent continues to hold shares acquired for the participant’s account under the Plan, the Plan Agent will, unless and until otherwise notified, continue to reinvest the dividends paid on the shares of Common Stock held by the Plan Agent for the participant's account under the Plan and subject to dividend reinvestment. However, if after disposing of all of the shares registered in his name, fewer than ten (10) whole shares of Common Stock are held by the Plan Agent for a participant's account under the Plan, Franklin Financial may in its discretion elect to treat the participant as though he had elected to terminate his participation in the Plan.

31.	How will the shares credited to a participant's account be voted at a meeting of the shareholders?

If on a record date for a meeting of shareholders there are shares held by the Plan Agent for a participant's account under the Plan, the participant will be sent proxy materials for that meeting. A participant will be entitled to one vote for each whole share of Common Stock held for his account under the Plan. The participant may vote his Plan shares by proxy or in person at any such meeting.

32.           May the Plan be modified, suspended or terminated?

Franklin Financial reserves the right to amend, supplement, suspend or terminate the Plan at any time by mailing or causing the Plan Agent to mail appropriate notice to each participant at such participant's last address of record prior to the effective date of such amendment, supplement, suspension or termination.

In the event of a suspension or termination of the Plan, all uninvested voluntary cash payments then held by Franklin Financial or the Plan Agent will be promptly returned to the participants. In the event of a termination of the Plan, certificates for whole shares of Franklin Financial Common Stock will be issued to the participants and a cash payment will be made for any fractional share based upon the Market Price per Share on the effective date of termination as determined by the Plan Agent.

Any question of interpretation arising under the Plan will be determined by Franklin Financial and any such determination will be final and binding.

33.           May a participant pledge shares purchased under the Plan?

No.  Shares held by the Plan Agent for a participant’s account under the Plan may not be pledged, assigned or otherwise transferred. A participant who wishes to pledge, assign or otherwise transfer shares held for his account under the Plan must request the issuance of a share certificate in accordance with the procedures outlined in response to Question No. 21 above.

34.	Are there limitations on the liability of Franklin Financial and the Plan Agent under the Plan?

Yes.  As more fully set forth in Section 14(c) of the Plan, neither Franklin Financial nor the Plan Agent shall, with respect to the Plan, be liable for any act done in good faith or for any good faith omission to act.

USE OF PROCEEDS

Franklin Financial is unable to predict the number of shares of Common Stock that will be purchased from it under the Plan or the prices at which such shares will be purchased. To the extent that shares are purchased from Franklin Financial, the proceeds will be used for general corporate purposes.

LEGAL MATTERS

The legality of the shares of common stock offered by this prospectus will be passed upon by the law firm of Rhoads & Sinon LLP, Harrisburg, Pennsylvania.

EXPERTS

The consolidated financial statements of Franklin Financial incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of ParenteBeard LLC, an independent registered public accounting firm, upon the authority of said firm as experts in accounting and auditing.

INDEMNIFICATION

Pennsylvania law provides that a Pennsylvania corporation such as Franklin Financial may indemnify its directors, officers, employees and agents against liabilities they may incur in such capacities for any action taken or failure to act, whether or not the corporation would have the power to indemnify the person under any provision of law, unless such action or failure to act is determined by a court to have constituted recklessness or willful misconduct. Pennsylvania law also permits the adoption of a bylaw amendment, with the approval of the shareholders, providing for the elimination of a director's liability for monetary damages for any action taken or failure to take any action unless the director has breached or failed to perform the duties of his office and that breach or failure to perform constitutes self dealing, willful misconduct or recklessness.

The bylaws of Franklin Financial provide for the indemnification of the directors and officers of Franklin Financial and of its subsidiaries and for the elimination of a director's liability for monetary damages to the fullest extent permitted under Pennsylvania law.

The directors and officers of Franklin Financial and its subsidiaries are also insured against certain liabilities for their actions, as such, by an insurance policy obtained by Franklin Financial.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling Franklin Financial pursuant to the foregoing provisions, Franklin Financial has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed a registration statement with the Securities and Exchange commission, or SEC, under the Securities Act of 1933, as amended, registering the offer and sale of Franklin Financial common stock pursuant to our Dividend Reinvestment and Stock Purchase Plan.  This prospectus constitutes part of the registration statement.  The registration statement, including the exhibits and schedules attached thereto and the information incorporated by reference contains additional relevant information about us and the securities not included in this prospectus.  The rules and regulations of the SEC allow us to omit from this prospectus certain information included in the registration statement.  In addition, Franklin Financial files annual, quarterly and current reports, proxy statements and other information with the SEC.

You may read and copy this information and the registration statement at the SEC’s Public Reference Room, located at 100 F Street, N.W., Room 1580, Washington, D.C. 20549.  You may also obtain copies of this information by mail from the Public Reference Section of the Securities and Exchange Commission, 100 F Street, N.E., Room 1580, Washington, D.C. 20549, at prescribed rates.  You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

The SEC also maintains an Internet web site that contains reports, proxy statements and other information about issuers of securities, like us, who file such material electronically with the SEC.  The address of that web site is www.sec.gov.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring to documents on file with the SEC.  We incorporate into this prospectus the following documents that we have filed with the SEC pursuant to the Securities Exchange Act of 1934 (the “Exchange Act”):

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, filed on March 16, 2010.

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2010 and June 30, 2010.

•
Our Current Reports on Form 8-K filed on January 26, 2010, April 9, 2010, April 19, 2010, April 26, 2010, April 27, 2010, April 28, 2010, June 4, 2010, July 12, 2010, July 23, 2010, July 27, 2010, August 31, 2010 and September 1, 2010.

•
The description of our common stock set forth in our Current Report on Form 8-K filed on August 31, 2010 (which Report was filed solely to set forth a complete updated description of our common stock), including any amendment or reports filed under the Exchange Act for the purpose of updating such description.

We are also incorporating by reference additional documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus.  Any statement contained in a document that is incorporated by reference will be deemed to be modified or superseded for all purposes to the extent that a statement contained in this document (or in any other document that is subsequently filed with the SEC and incorporated by reference) modifies or is contrary to that previous statement.

Notwithstanding the foregoing, any document or portion of a document that is “furnished” to, but not “filed” with, the SEC is not incorporated by reference into this document.

These documents may be obtained as explained above (see “Where You Can Find More Information”), or you may request a free copy of any or all of these documents, including exhibits that are specifically incorporated by reference into these documents, by writing to or calling us at the following address or telephone number:

 Franklin Financial Services Corporation
 20 South Main Street
 P.O. Box 6010
 Chambersburg, PA 17201
 Attention:  Shareholder Relations
 Phone No.:  (717) 264-6116

FORWARD-LOOKING STATEMENTS

This prospectus contains or incorporates statements that we believe are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements relate to our financial condition, results of operations, plans, objectives, future performance or business.  They usually can be identified by the use of forward-looking language such as “will likely result,” “may,” “are expected to,” “is anticipated,” “estimate,” “forecast,” “projected,” “intends to” or other similar words.  You should not place undue reliance on these forward-looking statements, as they are subject to risks and uncertainties, including but not limited to those described in this prospectus or the documents incorporated by reference herein.  When considering these forward-looking statements, you should keep in mind these risks and uncertainties, as well as any cautionary statements we may make.  Moreover, you should treat these statements as speaking only as of the date they are made and based only on information then actually known to us. We undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

These forward-looking statements are based on current expectations, estimates and projections about Franklin Financial Services Corporation’s business, management’s beliefs and assumptions made by management.  These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, all of which are difficult to predict.  Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in these forward-looking statements.

We have not authorized any person to give any information or make any representation that is different from, or in addition to, that contained in this prospectus or in any document that we incorporate by reference into this prospectus.  If anyone gives you any such information, you should not rely on it.

We do not imply by the delivery to you of this prospectus or the sale of any Franklin Financial Services Corporation common stock hereunder that there has been no change in the affairs of Franklin Financial Services Corporation since the date of this prospectus or that the information in this prospectus is correct as of any time subsequent to the date of this prospectus.

1,000,000 Shares

Common Stock

Dividend Reinvestment and Stock Purchase Plan

PROSPECTUS

Dated September 3, 2010

PART II:  INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.   Other Expenses of Issuance and Distribution

SEC Registration Fee	$1,228.50	*
Printing and Mailing Fees	4,200.00
Accountant’s Fees and Expenses	2,500.00
Legal Fees and Expenses	10,000.00
Miscellaneous Fees and Expenses	500.00
Total	$18,428.50

*Represents actual expenses; all other expenses are estimates.

Item 15.  Indemnification of Directors and Officers.

Subchapter D of Chapter 17 of the Pennsylvania Business Corporation Law of 1988, as amended, provides that a business corporation has the power under certain circumstances to indemnify its directors, officers, employees and agents against certain expenses incurred by them in connection with any threatened, pending or completed action, suit or proceeding and provides for mandatory indemnification under certain circumstances when the indemnified person has been successful in defense of a claim.

Article XI of the Registrant’s By-Laws provides as follows:

Section 11.1.       General Rule.  The Corporation shall, to the fullest extent permitted under the laws of the Commonwealth of Pennsylvania as now or hereafter in effect, indemnify any person (and his heirs, executors, and administrators) who was or is a party, witness, or other participant or is threatened to be made a party, witness, or participant to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative (including, without limitation, actions by or in the right of the Corporation) by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against all expenses (including attorneys’ fees, court costs, transcript costs, fees of experts and witnesses, travel expenses, and all other similar expenses), judgments, fines, penalties, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding.

Section 11.2.       Advance Payment of Expenses.  The Corporation shall advance all reasonable expenses (including attorneys’ fees, court costs, transcript costs, fees of experts and witnesses, travel expenses, and all other similar expenses) reasonably incurred in connection with the defense of or other response to any action, suit, or proceeding referred to in Section 11.1 above upon receipt of an undertaking by or on behalf of the person seeking the advance to repay all amounts advanced if it shall ultimately be determined upon final disposition of such action, suit or proceeding that he is not entitled to be indemnified by the Corporation.

Section 11.3.       No Duplication of Payments.  The Corporation shall not be liable under this Article XI to make any payment of amounts otherwise indemnifiable hereunder if and to the extent that the person seeking indemnification has otherwise actually received payment therefore under any insurance policy, contract, agreement, or otherwise.  In the event that the Corporation makes an advance payment of expenses to a person, such person shall repay to the Corporation the amount so advanced, if and to the extent that he subsequently receives payment therefore under any insurance policy, contract, agreement, or otherwise.

Section 11.4.       Insurance.  The Corporation may purchase and maintain at its own expense one or more policies of insurance to protect itself and to protect any director, officer, employee, or agent of the Corporation or of another corporation, partnership, joint venture, trust, or other enterprise against any expense, liability, or loss incurred by such person in such capacity, whether or not the Corporation would have the authority to indemnify such person against any such expense, liability, or loss under this Article XI or under the laws of the Commonwealth of Pennsylvania.

Section 11.5.          Indemnification Agreements.  The Corporation shall have authority by vote of a majority of the Board of Directors to enter into an Indemnification Agreement with any person who may be indemnified by the corporation pursuant to the provisions of this Article XI or otherwise.  Any such Indemnification Agreement may contain such terms and conditions as a majority of the Board of Directors shall in the exercise of their discretion determine to be necessary or appropriate.  Such terms and conditions may include provisions for greater or lesser indemnification than provided for in this Article XI, provisions establishing procedures for the processing or approval of indemnification claims, and other provisions.  The fact that the Corporation has not entered into an Indemnification Agreement with any person shall not in any way limit the indemnification rights of such person under this Article XI or otherwise.

Section 11.6.          Non-Exclusivity.  The right to indemnification and to the payment of expenses incurred in defending against or otherwise responding to any action, suit, or proceeding in advance of its final disposition as set forth in this Article XI shall not be exclusive of any other rights which any person may now have or hereafter acquire under any agreement, vote of shareholders, vote of disinterested directors, or under any applicable law or under the Articles of Incorporation of the Corporation, or otherwise.

Section 11.7.          Survival of Rights.  The indemnification rights provided to a person under the provisions of this Article XI shall continue after such person ceases to be a director or officer of the Corporation or of another entity, as to any action taken, any failure to take action, or any events which occurred while such person was a director or officer of the Corporation or of another entity.

Section 11.8.          Modification or Repeal.  The provisions of this Article XI may be modified or repealed in accordance with the procedures for amending these Bylaws; provided, however, that any such modification or repeal shall not have any effect upon the indemnification rights of any person as they relate to any action taken, any failure to take action, or events which occurred prior to the effective date of such modification or repeal.

Section 11.9.          Effective Date.  The provisions of this Article XI shall become effective immediately following its ratification by the shareholders of the Corporation at a meeting of shareholders duly convened after notice to the shareholders of such purpose.

Item 16.  Exhibits.

The exhibits to this Registration Statement are listed in the Exhibit Index, which appears elsewhere herein and is incorporated herein by reference.

Item 17.  Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)  To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)  To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

Provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)  That, for the purpose of determining liability under the Securities Act to any purchaser each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)  That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question as to whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Chambersburg, Pennsylvania, on this 3rd day of September, 2010.

FRANKLIN FINANCIAL SERVICES CORPORATION
(Registrant)

By:	/s/ William E. Snell, Jr.
William E. Snell, Jr.
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints William E. Snell, Jr., Mark R. Hollar and Dean H. Dusinberre, and each of them, such person's true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorneys-in-fact and agents, or either of them or any substitute of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on September 1, 2010.

Signature	Capacity

/s/ Charles M. Sioberg	Chairman of the Board and Director
Charles M. Sioberg

/s/ William E. Snell, Jr.	President and Chief Executive Officer and
William E. Snell, Jr.	Director (Principal Executive Officer)

/s/ Mark R. Hollar	Treasurer and Chief Financial Officer
Mark R. Hollar	(Principal Financial and Accounting Officer)

/s/ Charles S. Bender, II	Director
Charles S. Bender, II

/s/ Martin R. Brown	Director
Martin R. Brown

Director
G. Warren Elliott

/s/ Daniel J. Fisher	Director
Daniel J. Fisher

/s/ Donald A. Fry	Director
Donald A. Fry

Director
Allen E. Jennings, Jr.

/s/ Stanley J. Kerlin	Director
Stanley J. Kerlin

/s/ Jeryl C. Miller	Director
Jeryl C. Miller

Director
Donald H. Mowery

/s/ Stephen E. Patterson	Director
Stephen E. Patterson

/s/ Martha B. Walker	Director
Martha B. Walker

EXHIBIT INDEX

Exhibit No.	Description

3.1
Articles of Incorporation of Franklin Financial Services Corporation, as amended (Incorporated by reference to Exhibit 3.1 to registrant’s Form 10-K Annual Report for the fiscal year ended December 31, 2005).

3.2	Bylaws of Franklin Financial Services Corporation, as amended (Incorporated by reference to Exhibit 99 to registrant’s Current Report on Form 8-K filed December 20, 2004).

5.1	Opinion of Rhoads & Sinon LLP as to the validity of securities.

23.1	Consent of ParenteBeard LLC.

23.3	Consents of Rhoads & Sinon LLP (included in Exhibit 5.1).

24.1	Power of Attorney (contained on signature pages to this Registration Statement).

99.1	Franklin Financial Services Corporation Dividend Reinvestment and Stock Purchase Plan.

99.2	Franklin Financial Services Corporation Dividend Reinvestment and Stock Purchase Plan Authorization Form.

99.3	Franklin Financial Services Corporation Dividend Reinvestment and Stock Purchase Plan Form of Transmittal Letter.